Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated May 27, 2025, with respect to the consolidated financial statements of Zeo Energy Corp. included in the Annual Report of Zeo Energy Corp. on Form 10-K for the year ended December 31, 2024. We consent to the incorporation by reference of the aforementioned report in the Registration Statement of Zeo Energy Corp. on Form S-8 (File No. 333-281906).

/s/ GRANT THORNTON LLP

Kansas City, Missouri

March 31, 2026